June 28, 2018

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the DGHM All-Cap Value Fund, the DGHM V2000 SmallCap Value Fund, and the DGHM MicroCap Value Fund, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 302 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 303 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively
On behalf of Practus, LLP
JOHN H. LIVELY • MANAGING PARTNER

11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com